Exhibit 10.10

German American Bancorp, Inc.
Director Compensation Arrangements
For the Service Period July 1, 2020 to June 30, 2021

German American Bancorp, Inc. (the “Company”) compensates the non-employee members of its Board of Directors (the “Board”) for their service to the Company and the Company’s subsidiaries based on a twelve-month period commencing July 1 and ending on June 30 of the following year.

Following a recommendation made by the Board’s Governance/Nominating Committee, the Board approved a $25,000 annual cash retainer for the services of each non-employee director (which excludes Mark A. Schroeder, the Company’s Chairman and Chief Executive Officer) during the twelve-month service period commencing as of July 1, 2020, plus, in the case of the co-lead independent directors of the Board and certain Board committee chairs, a supplemental cash retainer in the amounts described below. The cash retainers are deemed earned immediately upon receipt by a director, regardless of the number of meetings actually held or attended during the new service period.

The supplemental annual cash retainers to be paid for services during the twelve-month service period commencing July 1, 2020 include: (a) $15,000 to each of U. Butch Klem and Thomas W. Seger, as the Board’s co-lead independent directors; (b) $8,500 to M. Darren Root, as Chairman of the Board’s Audit Committee; (c) $5,000 to U. Butch Klem, as Chairman of the Board’s Governance/Nominating Committee; (d) $5,000 to Zachary W. Bawel, as Chairman of the Board’s Compensation/Human Resources Committee; and (e) $5,000 to Marc D. Fine, as Chairman of the Board’s Credit Risk Management Committee.

In addition, the Company agreed to pay to each non-employee director an attendance fee of $850 for each meeting of the Board or any Board committee that he or she attends during the service period and, to the extent applicable, an additional (a) $850 for each meeting that he or she attends of the board of directors of (i) German American Bank (the Company’s bank subsidiary) or any committee or regional advisory board thereof, and (ii) German American Insurance, Inc., and (b) $425 for each meeting that he or she attends of (i) the board of directors of German American Investment Services, Inc., and (ii) the Wealth Advisory (Trust) Oversight Committee. Members of the Board who attend sessions of the Board of the Company or of the Board’s committees that are held concurrently with sessions of the board of directors of the bank subsidiary (German American Bank) or of committees of that subsidiary’s board of directors will receive a single meeting fee of $850 for the combination of the two concurrent meetings.

Additionally, those non-employee directors who travel from their primary residence or principal place of business, which is located outside of Dubois County, Indiana or the Indiana counties immediately adjacent to Dubois County, will be paid a $50 travel allowance in connection with his/her in-person attendance at board or assigned committee meetings.

Finally, at its regular meeting held in December 2020, the Board considered the award of additional retainers as contemplated by earlier Board action, and determined to grant $24,971.85 in value of Restricted Stock of the Company (the “Award”) as an additional retainer to each of the current non-employee members of the Board under the Company’s 2019 Long-Term Equity Incentive Plan. Accordingly, 789 shares of Restricted Stock of the Company (restricted as to transferability and vesting under the terms of the resolutions granting the Awards) were issued to the Company’s 13 non-employee directors effective as of the close of business on December 21, 2020, or an aggregate of 10,257 shares.

Under the terms of the Award resolutions (and except as modified for directors U. Butch Klem and Raymond W. Snowden as indicated below), none of the grants of Restricted Stock will be transferable prior to December 31, 2021, and each Award will be (i) fully forfeited and all shares issued under the Award will be cancelled should the holder of the Award not continue in service as a director of the Company through December 31, 2021 for any reason other than death or disability, and (ii) subject to a 50% forfeiture (for any reason other than disability) should a director fail to attend in person at least 75% of the aggregate number of meetings of the Board and the other corporate, subsidiary or affiliate boards and committees on which he or she was a member during the period commencing on January 1, 2021 through December 31, 2021, or fail to attend (other than by reason of disability, illness or bona fide emergency) the Company’s annual meeting of shareholders held in 2021.

In the case of Messrs. Klem and Snowden (each of whom will be ineligible to stand for re-election in 2021 as a result of reaching the retirement age set forth in the Company’s Bylaws), the Award resolutions specify (in lieu of the December 31, 2021 measurement date specified above) the date of May 20, 2021, as the date for measuring vesting of the Award, which date is the scheduled date of the annual meeting of shareholders at which the successors of Messrs. Klem and Snowden, if any, will be elected.